                                                                    October 2010

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                           Dated October 4, 2010

Deutsche Bank Commodity Indices

October 2010

Contents

Section
1    Optimum Yield Indices
     *    DB Commodity Booster - DJUBS Index
     *    DB Commodity Booster DJUBS - TV14 Index
     *    DB Commodity Booster - Benchmark Index

2    Mean Reversion Indices
     *    DBLCI - MR Index
     *    DBLCI - Mean Reversion Enhanced Index
     *    DB MR Enhanced 15 Index
     *    DBLCI - MR+ Index

3    Market Neutral Indices
     *    DB Commodity Harvest Index
     *    DB Commodity Harvest - 10 Index

4    DB Commodity Allocator Index

Appendix
1    Appendix

                                                                               2

Executive Summary

The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               3

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility)

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Target Volatility
DB Commodity Booster – DJUBS			✓	
DB Commodity Booster DJUBS – TV14			✓	✓
DB Commodity Booster – Benchmark			✓	
DBLCI-MR	✓			
DBLCI-MR+	✓	✓		
DBLCI – Mean Reversion Enhanced	✓		✓	
DB MR Enhanced 15	✓		✓	✓
DB Commodity Harvest			✓	
DB Commodity Harvest – 10			✓	✓
DB Commodity Allocator	✓	✓	✓	

Deutsche Bank

4

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS

Index Summary

[]   Composition of DB Commodity Booster DJUBS Index: The DB Commodity Booster
     -- DJUBS Index has the same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEU)

                                                                               6

DB Commodity Booster -- DJUBS

Index Construction
[GRAPHIC OMITTED]

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
September 2010

                                                                               7

DB Commodity Booster -- DJUBS

Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Index Sector Exposure (1)
Sector                    Current Weight (%)
Energy                        27.18
Precious Metal                14.10
Industrial Metal              19.07
Agriculture                   39.64

Performance Analysis (1)
                                 DB Commodity
January 2000 -- September 2010   Booster -- DJUBS DJUBS          S and P-GSCI
Annualized Returns               10.3%            4.0%           1.6%
Volatility                       16.3%            18.1%          26.0%
Sharpe Ratio(2)                  0.63             0.22           0.06
Maximum Drawdown                 -54.1%           -57.1%         -71.6%
Start Date                       Jul-08           Jul-08         Jul-08
End Date                         Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss     -51.5%           -54.5%         -67.8%
Start Date                       Jul-08           Jul-08         Jul-08
End Date                         Feb-09           Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months                47% / -48.5%     39.9% / -52.7% 74.8% / -64.8%
Rolling 3 Months                 24.4% / -38.4%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns          0.9%             0.5%           0.4%
% Months with Gains              65.1%            55.8%          55.0%
Correlation
DJUBS                            0.96             1.00           0.91
S and P-GSCI                     0.88             0.91           1.00

Year on Year Performance Comparison (1)
                  Annual Returns for Excess Return Indices
Calendar Year     DB Commodity Booster -- DJUBS DJUBS      S and P-GSCI
2000                          23.01%             24.21%     41.10%
2001                         -17.06%            -22.32%    -34.31%
2002                          23.21%             23.86%     29.92%
2003                          27.76%             22.66%     19.48%
2004                          23.13%              7.64%     15.65%
2005                          30.64%             17.54%     21.61%
2006                          12.57%             -2.71%    -19.07%
2007                          16.70%             11.08%     26.81%
2008                         -30.46%            -36.61%    -47.29%
2009                          19.81%             18.72%     13.30%
2010 YTD                       1.46%              0.80%     -3.97%
Annualized Return             10.29%              3.97%      1.64%

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS has been retrospectively calculated and did not exist prior to 27 February 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS Index would have been lower than the
     Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility

3    Data is as of 30 September 2010. Statistics shown are for excess return indices.
                                                                               8

DB Commodity Booster DJUBS -- TV14
Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVE)

                                                                               9

DB Commodity Booster DJUBS -- TV14
Index Construction
[GRAPHIC OMITTED]

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
September 2010

                                                                              10

DB Commodity Booster DJUBS -- TV14
Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Index Exposure (1)
Current Exposure to DB
Commodity Booster -- DJUBS 107.69%
Underlying Sector          Current Weight (%)
Energy                     27.18
Precious Metal             14.10
Industrial Metal           19.07
Agriculture                39.64

Performance Analysis (1)
                               DB Commodity          DB Commodity
January 2000 -- September 2010 Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
Annualized Returns             13.7%                 10.3%            4.0%
Volatility                     14.6%                 16.3%            18.1%
Sharpe Ratio                   0.94                  0.63             0.22
Maximum Drawdown               -35.0%                -54.1%           -57.1%
Start Date                     Jul-08                Jul-08           Jul-08
End Date                       Mar-09                Mar-09           Mar-09
Max Monthly Consecutive Loss   -32.8%                -51.5%           -54.5%
Start Date                     Jul-08                Jul-08           Jul-08
End Date                       Feb-09                Feb-09           Feb-09
Max/Min Returns
Rolling 12 Months              59.6% / -31.1%        47% / -48.5%     39.9% / -52.7%
Rolling 3 Months               27.8% / -23.5%        24.4% / -38.4%   24.7% / -39.7%
Average Monthly Returns        1.2%                  0.9%             0.5%
% Months with Gains            65.1%                 65.1%            55.8%
Correlation
DB Commodity Booster -- DJUBS  0.94                  1.00             0.96
DJUBS                          0.91                  0.96             1.00

Year on Year Performance Comparison (1)
                  Annual Returns for Excess Return Indices
                  DB Commodity Booster DB Commodity Booster
Calendar Year     DJUBS - TV 14        -- DJUBS             DJUBS
2000              26.38%               23.01%               24.21%
2001             -21.43%              -17.06%              -22.32%
2002              29.64%               23.21%               23.86%
2003              46.67%               27.76%               22.66%
2004              27.08%               23.13%                7.64%
2005              30.40%               30.64%               17.54%
2006              11.01%               12.57%               -2.71%
2007              16.73%               16.70%               11.08%
2008             -15.61%              -30.46%              -36.61%
2009              13.52%               19.81%               18.72%
2010 YTD           2.67%                1.46%                0.80%
Annualized Return 13.72%               10.29%                3.97%

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS and DB Commodity Booster
     DJUBS -- TV14 have been retrospectively calculated and did not exist prior to 27 February 2008 and 8 August 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS -- TV14 Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 September 2010. Statistics shown are for excess return indices. Current weights shown are for DB Commodity Booster -- DJUBS Index

                                                                              11

DB Commodity Booster -- Benchmark
Index Summary

[]   Composition: Same base weights as the S and P GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

DB Commodity Booster -- Benchmark
Index Construction
[GRAPHIC OMITTED]

Index replicates the S and P GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     30 September 2010

                                                                              13

DB Commodity Booster -- Benchmark
Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Index Sector Exposure (1)
Sector                    Current Weight (%)
Energy                     67.17
Precious Metal              3.73
Industrial Metal            8.91
Agriculture and Livestock   20.2

Performance Analysis (1)

January 2000 -- September 2010 DB Commodity         DJUBS          S and P-GSCI
                               Booster -- Benchmark
Annualized Returns             10.5%                4.0%           1.6%
Volatility                     22.2%                18.1%          26.0%
Sharpe Ratio                   0.47                 0.22           0.06
Maximum Drawdown               -64.6%               -57.1%         -71.6%
Start Date                     Jul-08               Jul-08         Jul-08
End Date                       Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss   -60.7%               -54.5%         -67.8%
Start Date                     Jul-08               Jul-08         Jul-08
End Date                       Feb-09               Feb-09         Feb-09
Max / Min Returns
Rolling 12 Months              76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
Rolling 3 Months               33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns        1.0%                 0.5%           0.4%
% Months with Gains            58.1%                55.8%          55.0%
Correlation
DJUBS                          0.89                 1.00           0.91
S and P-GSCI                   0.97                 0.91           1.00

Year on Year Performance Comparison (1)
                  Annual Returns for Excess Return Indices
                  DB Commodity
Calendar Year     Booster -- Benchmark DJUBS     S and P-GSCI
2000              24.00%               24.21%    41.10%
2001             -17.43%              -22.32%   -34.31%
2002              25.99%               23.86%    29.92%
2003              27.09%               22.66%    19.48%
2004              38.49%                7.64%    15.65%
2005              41.80%               17.54%    21.61%
2006              -2.31%               -2.71%   -19.07%
2007              25.49%               11.08%    26.81%
2008             -36.65%              -36.61%   -47.29%
2009              20.31%               18.72%    13.30%
2010 YTD          -2.79%                0.80%    -3.97%
Annualized Return 10.49%                3.97%     1.64%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 September 2010. Statistics shown are for excess return indices.

                                                                              14

Mean Reversion Indices

Section 2

DBLCI -MR
Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

                                                                              16

DBLCI-MR
Index Construction
[GRAPHIC OMITTED]

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Source: Deutsche Bank, 2010

Notes:
1    Base Weights of DBLCI-MR Index
2    Current Weights as of 30 September 2010

                                                                              17

DBLCI -MR
Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Historical Weighting 1
[GRAPHIC OMITTED]

Performance Analysis (1)
January 2000 -- September 2010 DBLCI-MR       DBLCI          DJUBS
Annualized Returns             9.9%           7.1%           4.0%
Volatility                     20.0%          23.9%          18.1%
Sharpe Ratio                   0.49           0.30           0.22
Maximum Drawdown               -62.8%         -65.2%         -57.1%
Start Date                     Jul-08         Jul-08         Jul-08
End Date                       Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss   -59.0%         -61.9%         -54.5%
Start Date                     Jul-08         Jul-08         Jul-08
End Date                       Feb-09         Feb-09         Feb-09
Max / Min Returns
Rolling 12 Months              84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
Rolling 3 Months               33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns        0.9%           0.8%           0.5%
% Months with Gains            58.1%          55.8%          55.8%
Correlation
DBLCI                          0.86           1.00           0.88
DJUBS                          0.82           0.88           1.00

Year on Year Performance Comparison (1)
                  Annual Returns for Excess Return Indices
Calendar Year     DBLCI-MR          DBLCI          DJUBS
2000               2.16%            24.95%         24.21%
2001             -16.35%           -22.61%        -22.32%
2002              27.73%            32.14%         23.86%
2003              21.21%            22.42%         22.66%
2004              25.85%            26.11%          7.64%
2005               2.96%            13.89%         17.54%
2006              39.22%             3.06%         -2.71%
2007              42.49%            34.67%         11.08%
2008             -35.43%           -39.60%        -36.61%
2009              22.29%            10.17%         18.72%
2010 YTD           2.46%             1.24%          0.80%
Annualized Return  9.87%             7.14%          3.97%

Notes:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 September 2010. Statistics shown are for excess return indices.

                                                                              18

DBLCI -- Mean Reversion Enhanced
Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREU)

                                                                              19

DBLCI -- Mean Reversion Enhanced
Index Construction
[GRAPHIC OMITTED]

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

Source: Deutsche Bank, 2010

Notes:
1    Base Weights of DBLCI-MR Enhanced Index
2    Current Weights as of 30 September 2010

                                                                              20

DBLCI -- Mean Reversion Enhanced
Performance Analysis

Index Returns 1
[GRAPHIC OMITTED]

Historical Weighting 1
[GRAPHIC OMITTED]

Performance Analysis (1)
                               DBLCI Mean
January 2000 -- September 2010 Reversion Enhanced DBLCI-MR       DJUBS

Annualized Returns             10.4%              9.9%           4.0%
Volatility                     18.0%              20.0%          18.1%
Sharpe Ratio                   0.58               0.49           0.22
Maximum Drawdown               -55.9%             -62.8%         -57.1%
Start Date                     Jul-08             Jul-08         Jul-08
End Date                       Mar-09             Feb-09         Mar-09
Max Monthly Consecutive Loss   -53.8%             -59.0%         -54.5%
Start Date                     Jul-08             Jul-08         Jul-08
End Date                       Feb-09             Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months              71.2% / -46.5%     84% / -56.3%   39.9% / -52.7%
Rolling 3 Months               36% / -37.4%       33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns        1.0%               0.9%           0.5%
% Months with Gains            58.9%              58.1%          55.8%
Correlation
DBLCI -- MR                    0.86               1.00           0.82
DJUBS                          0.82               0.82           1.00

Year on Year Performance Comparison (1)
                  Annual Returns for Excess Return Indices
                  DBLCI Mean
Calendar Year     Reversion Enhanced DBLCI-MR     DJUBS
2000               1.59%              2.16%       24.21%
2001             -12.41%            -16.35%      -22.32%
2002              15.52%             27.73%       23.86%
2003              33.19%             21.21%       22.66%
2004              23.16%             25.85%        7.64%
2005              10.43%              2.96%       17.54%
2006              28.54%             39.22%       -2.71%
2007              26.67%             42.49%       11.08%
2008             -26.29%            -35.43%      -36.61%
2009              37.53%             22.29%       18.72%
2010 YTD          -5.41%              2.46%        0.80%
Annualized Return 10.43%              9.87%        3.97%

Notes:

1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI -- Mean Reversion Enhanced
     and DBLCI-MR have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI --
     Mean Reversion Enhanced Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 September 2010. Statistics shown are for excess return indices.

                                                                              21

DB MR Enhanced 15
Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

                                                                              22

DB MR Enhanced 15
Index Construction
[GRAPHIC OMITTED]

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

Note:
1    Base Weights of DBLCI -- Mean Reversion Enhanced Index

2    Current Weights of DBLCI-Mean Reversion Enhanced Index as of 30 September
     2010

                                                                              23

DB MR Enhanced 15
Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Historical Exposure 1
[GRAPHIC OMITTED]

Performance Analysis (1)
                                                 DBLCI -- Mean
January 2000 -- September 2010 DB MR Enhanced 15 Reversion Enhanced DJUBS

Annualized Returns             13.0%             10.4%          4.0%
Volatility                     15.7%             18.0%          18.1%
Sharpe Ratio                   0.83              0.58           0.22
Maximum Drawdown               -35.0%            -55.9%         -57.1%
Start Date                     Jul-08            Jul-08         Jul-08
End Date                       Mar-09            Mar-09         Mar-09
Max Monthly Consecutive Loss   -33.5%            -53.8%         -54.5%
Start Date                     Jul-08            Jul-08         Jul-08
End Date                       Feb-09            Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months              79% / -28.4%      71.2% / -46.5% 39.9% / -52.7%
Rolling 3 Months               25% / -22.2%      36% / -37.4%   24.7% / -39.7%
Average Monthly Returns        1.1%              1.0%           0.5%
% Months with Gains            58.9%             58.9%          55.8%
Correlation
DBLCI-MR                       0.89              1.00           0.82
DJUBS                          0.77              0.82           1.00

                  MRE TV15 Average Vol(R) Target Vol(R)
Year on Year Performance Comparison (1)
                  Annual Returns for Excess Return Indices
                  DB MR           DBLCI -- Mean
Calendar Year     Enhanced 15     Reversion Enhanced DJUBS
2000               2.96%           1.59%             24.21%
2001             -21.83%         -12.41%            -22.32%
2002              25.61%          15.52%             23.86%
2003              53.97%          33.19%             22.66%
2004              25.18%          23.16%              7.64%
2005              15.77%          10.43%             17.54%
2006              30.96%          28.54%             -2.71%
2007              24.84%          26.67%             11.08%
2008             -11.82%         -26.29%            -36.61%
2009              18.57%          37.53%             18.72%
2010 YTD          -3.21%          -5.41%              0.80%
Annualized Return 13.02%          10.43%              3.97%

Note:

1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI -- Mean Reversion Enhanced
     and DB MR Enhanced 15 have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the
     Index as a result of fees and / or costs.

2    Data is as of 30 September 2010. Statistics shown are for excess return indices.

                                                                              24

DBLCI MR+
Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

                                                                              25

DBLCI MR+
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

[GRAPHIC OMITTED]

Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 30 September 2010
3 Returns are calculated as of 6(th) business day of each month, from September
  2009 to September 2010.
                                                                              26

DBLCI MR+
Performance Analysis

Index Returns (1)
-----------------
[GRAPHIC OMITTED]

Historical Weighting 1
----------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
January 2000 -- September 2010 DBLCI MR+      DBLCI-MR       DJUBS
--------------------------------------------------------------------------------
Annualized Returns             9.6%           9.9%           4.0%
Volatility                     14.6%          20.0%          18.1%
Sharpe Ratio                   0.66           0.49           0.22
Maximum Drawdown               -33.8%         -62.8%         -57.1%
 Start Date                    Jul-08         Jul-08         Jul-08
 End Date                      Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss   -27.1%         -59.0%         -54.5%
  Start Date                   Jul-08         Jul-08         Jul-08
  End Date                     Nov-08         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months            81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
  Rolling 3 Months             28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns        0.8%           0.9%           0.5%
% Months with Gains            52.7%          58.1%          55.8%
Correlation
  DBLCI -- MR                  0.86           1.00           0.82
  DJUBS                        0.69           0.82           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                      Annual Returns for Excess Return Indices
                  ----------------------------------------------------
Calendar Year     DBLCI MR+ DBLCI-MR                             DJUBS
2000                 0.90%    2.16%                            24.21%
2001                -2.40%  -16.35%                           -22.32%
2002                13.21%   27.73%                            23.86%
2003                15.56%   21.21%                            22.66%
2004                24.07%   25.85%                             7.64%
2005                -4.53%    2.96%                            17.54%
2006                24.53%   39.22%                            -2.71%
2007                38.57%   42.49%                            11.08%
2008                -0.67%  -35.43%                           -36.61%
2009                 8.87%   22.29%                            18.72%
2010 YTD            -5.89%    2.46%                             0.80%
Annualized Return    9.60%    9.87%                             3.97%
--------------------------------------------------------------------------------

Notes:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and
     20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 30 September 2010. Statistics shown are for excess return indices.
                                                                              27

Market Neutral Indices

Section 3
                                                                              28

DB Commodity Harvest
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the S and P Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the S and P
     Goldman Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHLEU)
                                                                              29

DB Commodity Harvest
Index Construction

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

[GRAPHIC OMITTED]

Note:
1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 September 2010
                                                                              30

DB Commodity Harvest
Performance Analysis

Index Returns (1)
-----------------
[GRAPHIC OMITTED]

Index Constituents (1)
----------------------
--------------------------------------------------------------------------------
Index                                         Current Weight (%)
DB Commodity Booster -- Benchmark                           100
Light Energy
S and P Goldman Sachs Light Energy Index                   -100
--------------------------------------------------------------------------------

Performance Analysis (1)
--------------------------------------------------------------------------------
                                             DB Commodity Booster
                               DB Commodity  -- Benchmark         S and P-GSCI
January 2000 -- September 2010 Harvest       Light Energy         Light Energy
--------------------------------------------------------------------------------
Annualized Returns             5.3%          6.5%                 0.8%
Volatility                     3.6%          16.7%                18.6%
Sharpe Ratio                   1.45          0.39                 0.05
Maximum Drawdown              -6.1%          -56.8%               -60.9%
 Start Date                   May-07         Jul-08               Jul-08
 End Date                     Sep-07         Mar-09               Feb-09
Max Monthly Consecutive Loss  -5.3%          -53.8%               -58.0%
  Start Date                  Oct-00         Jul-08               Jul-08
  End Date                    Dec-00         Feb-09               Feb-09
Max / Min Returns
  Rolling 12 Months           17.7% / -5.4%  51.7% / -50.3%       48.2% / -55.8%
  Rolling 3 Months            6.6% / -5.8%   24.8% / -42.4%       26.1% / -44.6%
Average Monthly Returns       0.4%           0.6%                 0.2%
% Months with Gains           71.3%          59.7%                55.0%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy      -0.41          1.00                 0.97
  S and P-GSCI Light Energy   -0.56          0.97                 1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                              Annual Returns for Excess Return Indices
                  --------------------------------------------------------------
                               DB   DB Commodity Booster --      S and P-GSCI
Calendar Year     Commodity Harvest Benchmark Light Energy       Light Energy
2000                        -5.20%                 9.01%            14.79%
2001                        11.85%               -17.11%           -26.22%
2002                        -2.05%                13.10%            15.09%
2003                         4.47%                20.91%            15.41%
2004                        13.51%                22.05%             7.31%
2005                        10.84%                28.51%            15.51%
2006                        12.98%                 9.15%            -3.77%
2007                         0.15%                17.49%            17.16%
2008                        11.28%               -33.20%           -40.39%
2009                         1.18%                17.02%            15.17%
2010 YTD                    -0.13%                 1.42%             1.49%
Annualized Return            5.27%                 6.51%             0.85%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Harvest and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest
     Index have been lower than the Index as a result of fees and / or costs
2    Statistics shown are for excess return indices. Data is as of 30 September
     2010
                                                                              31

DB Commodity Harvest -- 10
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the S and P Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the S and P
     Goldman Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEA)
                                                                              32

DB Commodity Harvest -- 10
Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     30 September 2010
                                                                              33

DB Commodity Harvest -- 10
Performance Analysis

Index Returns 1
---------------
[GRAPHIC OMITTED]

Historical Exposure
-------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
January 2000 -- September 2010 DB Commodity  DB                S and P-GSCI
                               Harvest -- 10 Commodity Harvest Light Energy
--------------------------------------------------------------------------------
Annualized Returns             16.2%         5.3%              0.8%
Volatility                     11.0%         3.6%              18.6%
Sharpe Ratio                   1.48          1.45              0.05
Maximum Drawdown               -19.5%        -6.1%             -60.9%
 Start Date                    May-07        May-07            Jul-08
 End Date                      Sep-07        Sep-07            Feb-09
Max Monthly Consecutive Loss   -16.6%        -5.3%             -58.0%
  Start Date                   Jun-07        Oct-00            Jul-08
  End Date                     Sep-07        Dec-00            Feb-09
Max / Min Returns
  Rolling 12 Months            69.1% / -14%  17.7% / -5.4%     48.2% / -55.8%
  Rolling 3 Months             21.4% / -17%  6.6% / -5.8%      26.1% / -44.6%
Average Monthly Returns        1.3%          0.4%              0.2%
% Months with Gains            71.3%         71.3%             55.0%
Correlation
  DB Commodity Harvest         0.95          1.00              -0.56
  S and P-GSCI Light Energy    -0.55         -0.56             1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                        Annual Returns for Excess Return Indices
                  --------------------------------------------------------------
                    DB Commodity   DB                           S and P-GSCI
Calendar Year       Harvest -- 10  Commodity Harvest            Light Energy
--------------------------------------------------------------------------------

2000                  -12.89%              -5.20%                   14.79%
2001                   33.72%              11.85%                  -26.22%
2002                   -6.40%              -2.05%                   15.09%
2003                   11.52%               4.47%                   15.41%
2004                   49.88%              13.51%                    7.31%
2005                   36.78%              10.84%                   15.51%
2006                   39.07%              12.98%                   -3.77%
2007                   -0.50%               0.15%                   17.16%
2008                   42.72%              11.28%                  -40.39%
2009                    3.57%               1.18%                   15.17%
2010 YTD               -1.09%              -0.13%                    1.49%
Annualized Return      16.23%               5.27%                    0.85%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Harvest - 10 and DB Commodity Harvest have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DB Commodity Harvest
     - 10 Index have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 30 September
     2010
                                                                              34

DB Commodity Allocator Index

Section 4
                                                                              35

DB Commodity Allocator
Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:
1 ERAC: Excess Return After Cost
                                                                              36

DB Commodity Allocator
Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility

[GRAPHIC OMITTED]

-    BETA: (DBLCI -MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market -neutral exposure to commodities.

Notes:
1    Weights of S and P GSCI Light Energy Index shown are: current weights (Base
     Weights). Current weights are as of 30 September 2010
2    Base Weights of DBLCI -- Mean Reversion Enhanced Index
3    Current weights of DBLCI -- Mean Reversion Enhanced Index as of 30
     September 2010
                                                                              37

DB Commodity Allocator
Index Construction

[GRAPHIC OMITTED]

Notes:
1    Returns are calculated as of 3(rd) to last business day of each month, from
     September 2009 to September 2010.
                                                                              38

DB Commodity Allocator
Performance Analysis

Index Returns (1)
-----------------
[GRAPHIC OMITTED]

Historical Exposure
-------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
January 2000 -- September 2010 DB Commodity   DB Commodity     DB MR
                               Allocator      Harvest USD ERAC Enhanced ERAC
--------------------------------------------------------------------------------
Annualized Returns             12.9%          4.6%             9.2%
Volatility                     13.7%          3.6%             18.0%
Sharpe Ratio                   0.94           1.28             0.51
Maximum Drawdown               -29.9%         -6.5%            -56.2%
 Start Date                    Jul-08         Jan-00           Jul-08
 End Date                      Oct-08         Dec-00           Mar-09
Max Monthly Consecutive Loss   -27.6%         -5.4%            -54.1%
  Start Date                   Jul-08         Oct-00           Jul-08
  End Date                     Oct-08         Dec-00           Feb-09
Max / Min Returns
  Rolling 12 Months            57.5% / -15.6% 17% / -6%        69.3% / -47.1%
  Rolling 3 Months             28.8% / -23.9% 6.4% / -5.9%     35.7% / -37.9%
Average Monthly Returns        1.1%           0.4%             0.9%
% Months with Gains            64.3%          70.5%            58.1%
Correlation
  DB Commodity Harvest
  USD ERAC                     0.00           1.00             -0.33
  DB MR Enhanced ERAC          0.71           -0.33            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                           Annual Returns for Excess Return Indices
                   ----------------------------------------------------
                      DB Commodity     DB Commodity       DB MR
Calendar Year         Allocator        Harvest USD ERAC   Enhanced ERAC
-----------------------------------------------------------------------
2000                  -13.68%            -5.78%                0.47%
2001                   29.55%            11.17%              -13.38%
2002                    4.02%            -2.63%               14.25%
2003                   28.16%             3.84%               31.72%
2004                   21.76%            12.84%               21.81%
2005                   13.87%            10.17%                9.22%
2006                   26.67%            12.30%               27.12%
2007                   15.86%            -0.44%               25.28%
2008                   12.72%            10.61%              -27.10%
2009                   25.34%             0.58%               36.02%
2010 YTD              -14.29%            -0.58%               -6.18%
Annualized Return      12.86%             4.64%                9.22%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 30 September
     2010
                                                                              39

Appendix

Appendix 1
                                                                              40

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]   Underlying price movement
[]   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield -- Interest earned on capital held as collateral
[]   Spot Return -- Change in front month futures contract
[]   Roll Return -- Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

--------------------------------------------------------------------------------
                    Excess Return = Spot Return + Roll Return
                Total Return = Excess Return + Collateral Yield
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version
--------------------------------------------------------------------------------
                                                                              41

Mean Reversion

[]   The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

Historical Commodity Allocation of the DBLCI -MR since 2006
-----------------------------------------------------------
[GRAPHIC OMITTED]

DBLCI -MR Outperformance to DBLCI

         Outperformance
------------------------
Year                 (%)
2005             --10.93
2006               36.15
2007                7.82
2008                4.17
2009               12.12
YTD 2010            0.29
------------------------

Source: Bloomberg
Notes
1    Past performance is not a guarantee of future results
2    The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance
3    Data is as of 31 August 2010. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates
                                                                              42

Momentum (MR+)

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index
[]   Mandatory rebalancing takes place on a monthly basis
[]   At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months
[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months []
     3-months, 2-months, 1-month
[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 58.33% (see table)
[]   Rules based momentum strategy with no human intervention, only execution
[]   The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods
--------------------------------------
[GRAPHIC OMITTED]

Notes: Returns are calculated as of 6(th) business day of each month, from
       September 2009 to September 2010.
                                                                              43

Optimized Yield
Contract Selection to Create an "Optimal Yield"

--------------------------------------------------------------------------------
Contract selection and roll return can have a significant impact in the overall return of the index
--------------------------------------------------------------------------------

[]   Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market)
     or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

[]   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[GRAPHIC OMITTED]

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)
                                                                              44

Optimized Yield

Annualized Excess returns from Jan 2000 to Sep 2010. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Energy Sector
-------------
[GRAPHIC OMITTED]

Base Metals Sector
------------------
[GRAPHIC OMITTED]

Agriculture Sector
------------------
[GRAPHIC OMITTED]

Precious Metals Sector
----------------------
[GRAPHIC OMITTED]

Source: Bloomberg
Notes:
1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
2    Data as of 30 September 2010
                                                                              45

Target Volatility
Applying Volatility Targeting to Potentially Control Risk

[GRAPHIC OMITTED]
                                                                              46

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1] (%)	1 Year Return (%)	3 Year Return (%)	5 Year Return (%)	10 Year Return (%)	Volatility [2] (%)	Sharpe Ratio [3]
Beta Allocation Indices							
DBLCI ™	1.24%	12.08%	-9.34%	-2.71%	5.18%	23.57%	0.22
S&P GSCI ™	-3.97%	4.10%	-14.04%	-12.35%	-1.15%	25.83%	-0.04
DJ-UBSCI SM	0.80%	9.88%	-7.65%	-4.67%	2.75%	18.06%	0.15
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS	1.46%	11.57%	-3.45%	2.81%	8.92%	16.28%	0.55
DB Commodity Booster DJUBS – TV14	2.67%	9.26%	1.69%	5.64%	12.19%	14.31%	0.85
DB Commodity Booster – Benchmark	-2.79%	6.41%	-5.68%	-2.80%	8.35%	22.11%	0.38
Mean Reversion Based Indices							
DBLCI-MR	2.46%	14.97%	-2.86%	9.89%	10.52%	20.07%	0.52
DBLCI – Mean Reversion Enhanced	-5.41%	2.20%	2.10%	9.93%	10.93%	18.09%	0.60
DBLCI MR Enhanced 15	-3.21%	1.20%	3.58%	11.88%	13.53%	15.39%	0.88
DBLCI MR+	-5.89%	3.09%	4.81%	11.58%	10.28%	14.55%	0.71
Market Neutral Indices							
DB Commodity Harvest	-0.13%	-0.03%	4.98%	5.98%	5.66%	3.61%	1.57
DB Commodity Harvest – 10	-1.09%	-1.37%	16.14%	17.37%	17.79%	10.76%	1.65
DB Commodity Allocator Index	-14.29%	-7.97%	10.06%	14.10%	13.97%	13.66%	1.02
Other Asset Classes							
Equities (S&P 500)	3.89%	10.16%	-7.14%	0.64%	-0.43%	21.69%	-0.02
Fixed Income (US Govt. All Total Return)	6.63%	6.44%	6.39%	5.29%	5.63%	2.82%	2.00

Source: Bloomberg. Data as of 30 September 2010

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1 Annualised return based on total return and excess return

2 Annualised vol of the daily lognormal returns

Deutsche Bank

47

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced	DBLCMREU <Index>	25 July 08
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS	DBCMBDEU <Index>	27 February 08
DB Commodity Booster DJUBS – TV14	DBCMBTVE <Index>	08 August 09
DB Commodity Harvest	DBCMHLEU <Index>	15 December 07
DB Commodity Harvest – 10	DBCMHVEA <Index>	14 October 08
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Harvest USD ERAC	DBLCHNUE <Index>	13 October 08
DB MR Enhanced ERAC	DBLCMREN <Index>	24 October 09
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

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Optimized Yield
Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	21-Jun-11	DBLCOCLE Index	31 May 06
Brent Crude Oil	14-Oct-10	DBLCYECO Index	31 May 06
Heating Oil	31-May-11	DBLCOHOE Index	31 May 06
RBOB Gasoline	29-Oct-10	DBLCYERB Index	31 May 06
Gasoil	10-Jun-11	DBLCYEGO Index	31 May 06
Natural Gas	28-Sep-11	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	17-Nov-10	DBLCOALE Index	31 May 06
Copper	16-Mar-11	DBLCYECU Index	31 May 06
Zinc	18-May-11	DBLCYEZN Index	31 May 06
Nickel	17-Aug-11	DBLCYENI Index	31 May 06
Lead	17-Aug-11	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	26-Nov-10	DBLCOGCE Index	31 May 06
Silver	28-Dec-10	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-11	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-11	DBLCYEKW Index	31 May 06
Corn	14-Dec-10	DBLCOCNE Index	31 May 06
Soybean	12-Nov-10	DBLCYESS Index	31 May 06
Cotton	08-Dec-10	DBLCYECE Index	31 May 06
Sugar	30-Jun-11	DBLCYESB Index	31 May 06
Coffee	21-Mar-11	DBLCYEKC Index	31 May 06
Cocoa	16-Mar-11	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:
1 Bloomberg Tickers shown are for Excess Return version of the indices
2 Data as of 30 September 2010

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Important Considerations
[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk
[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective
[]   The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective
[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective
[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective
[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the
     Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield
     strategies, will be successful in achieving the desired objective
[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial
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Important Considerations (Cont'd)

Past Performance
[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment
[]   Some of the indices described herein have very limited performance history

Backtesting
[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus
[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409
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Disclaimer

S&P GSCI SM Disclaimer

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard & Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of S&P GSCI Index to track general commodity market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCI Index, which indices are determined, composed and calculated by S&P without regard to Deutsche Bank AG or any securities. S&P has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the S&P GSCI Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of any securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR DEUTSCHE BANK'S VARIATIONS OF S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P GSCI Index is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.

DJ-UBSCISM Disclaimer

"Dow Jones®", "DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones & Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG

Any securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC ("UBS Securities") or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to any securities or any member of the public regarding the advisability of investing in any securities or commodities. The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to Deutsche Bank AG or any securities. Dow Jones and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which any securities are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in connection with the administration, marketing or trading of any securities. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to any securities issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities Deutsche Bank AG may issue from time to time.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES,
UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG, OTHER THAN UBS AG.

"Dow Jones®", "DJ", "UBS®" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity Harvest – DJUBS and DB Commodity Booster – DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones & Company, Inc. or UBS Securities LLC, but is published with their consent.

Deutsche Bank

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